UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2008

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-13122 (Commission File Number)	95-1142616 (I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On August 7, 2008, the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the acquisition of all of the outstanding capital stock of PNA Group Holding Corporation, a Delaware corporation (“PNA Group Holding”), as described below. At the time of the filing, certain financial statements were not available and, accordingly, were not filed with that Current Report.
     Prior to the completion of the acquisition of PNA Group Holding, the Registrant had filed a Current Report on Form 8-K on July 17, 2008 that contained the following historical financial statements and pro forma financial information, which are incorporated by reference as exhibits to this Amendment to Current Report on Form 8-K:
•	Consolidated financial statements of PNA Group Holding as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005;

•	Unaudited consolidated financial statements of PNA Group Holding as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007; and

•	Pro forma financial information of Reliance Steel & Aluminum Co. (“Reliance”, “Registrant” or the “Company”) as of March 31, 2008 and the twelve- and three-month periods ended December 31, 2007 and March 31, 2008, respectively.
     The Registrant is filing this Amendment to include in the Current Report the most recent interim historical financial statements of PNA Group Holding prior to the acquisition by Reliance and an update to previously filed pro forma financial information required to be filed under Item 9.01 as follows:
•	Unaudited consolidated financial statements of PNA Group Holding as of June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007; and

•	Updated pro forma financial information of Reliance as of June 30, 2008 and the twelve- and six-month periods ended December 31, 2007 and June 30, 2008, respectively.
     On August 1, 2008, Reliance completed the acquisition of all of the outstanding capital stock of PNA Group Holding through its wholly-owned subsidiary RSAC Management Corp., a California corporation (“RSAC Management”), in accordance with the Stock Purchase Agreement dated June 16, 2008 and described in that Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 17, 2008. RSAC Management paid cash consideration of approximately $321 million and repaid or refinanced debt of PNA Group Holding or its subsidiaries in the amount of approximately $725 million, along with the settlement of Reliance’s cash tender offers for 100% of the outstanding notes of PNA Intermediate Holding Corporation (“PNA Intermediate”) and PNA Group, Inc. (“PNA Group”), wholly-owned subsidiaries of PNA Group Holding. (See Item 8.01 below.) The Company funded the acquisition with proceeds from its new $500 million senior unsecured term loan and borrowings under its existing $1.1 billion syndicated revolving credit facility (See Item 2.03 below.)
     PNA Group Holding’s operating subsidiaries include Delta Steel, LP, Feralloy Corporation, Infra-Metals Co., Metals Supply Company, Ltd., Precision Flamecutting and Steel, LP and Sugar Steel Corporation. Through these operating subsidiaries, PNA Group Holding processes and distributes principally carbon steel plate, bar, structural and flat-rolled products through 23 steel service centers throughout the United States. Feralloy Corporation also participates in five joint ventures operating seven service centers in the United States and Mexico. PNA Group Holding’s revenues were about $1.6 billion for the twelve months ended December 31, 2007 and about $1.1 billion for the six months ended June 30, 2008. Current management of each of PNA Group Holding’s operating subsidiaries will not be materially changed, although changes will be made in management of PNA Group Holding, PNA Intermediate and

PNA Group. Initially, PNA Group Holding will continue to operate as a wholly-owned subsidiary of the Company, but the Company is considering consolidating or restructuring certain of the PNA entities.
     The purchase price was determined by negotiations between the Company, on the one hand, and the stockholders of PNA Group Holding, on the other. To fund the purchase price and the repayment or refinancing of debt, the Company drew down on its syndicated revolving line of credit established November 9, 2006, with Bank of America, N.A., as administrative agent, and 15 banks, as lenders, and obtained a new syndicated term loan, dated July 31, 2008, with Bank of America, N.A., as administrative agent, and a syndicate of banks, as lenders, in the amount of $500 million.
     The sellers, through Travel Main Corporation, own real property on which certain facilities of the operating subsidiaries of PNA Group Holding are located. Travel Main Corporation was not part of PNA Group Holding at the time of the closing of the transaction and any assets and debt of Travel Main Corporation continue to be owned, directly or indirectly, by the sellers.
     Upon completion of the acquisition of PNA Group Holding by RSAC Management, Maurice S. “Sandy” Nelson, the Chief Executive Officer of PNA Group Holding, retired.
       The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement previously filed with the SEC.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
     In connection with the acquisition of PNA Group Holding, Reliance and RSAC Management, collectively as borrowers, entered into a Credit Agreement dated July 31, 2008 with Bank of America, N.A., as administrative agent, and the lenders identified therein providing for a term loan in the principal amount of $500 million (the “Term Loan”), with quarterly installment payments of 15% of the original principal. The Credit Agreement for the Term Loan has substantially the same terms and conditions as the Company’s existing syndicated revolving credit facility, and the Term Loan matures on November 9, 2011, co terminus with the Company’s existing syndicated revolving credit facility.
     The Company also entered into that First Amendment to Amended and Restated Credit Agreement (the “Amendment”) dated July 31, 2008 by and among Reliance and RSAC Management, as borrowers, and Bank of America, N.A. as administrative agent, and the lenders named therein. The Amendment provides, among other things, for an increase in the amount of permitted borrowings of unsecured indebtedness by the Company. Initially the amount of permitted unsecured indebtedness for borrowed money was $500 million and it has been increased to $500 million plus the amount of the Term Loan.
     All of the Company’s wholly-owned material domestic subsidiaries, including the operating subsidiaries of PNA Group Holding, are guarantors of all of the Company’s consolidated debt including those items discussed above.
Item 8.01 Other Events.
     The disclosure set forth under Items 2.01 and 2.03 above is incorporated herein by reference. Reliance issued a press release on August 4, 2008 announcing the acquisition of PNA Group Holding Corporation and discussing the related financing transactions. The press release is attached as Exhibit 99.1 hereto.
     On July 1, 2008, pursuant to an Offer to Purchase and Consent Solicitation Statement dated July 1, 2008, Reliance commenced a tender offer to purchase for cash any and all of the outstanding $250 million 10-3/4% Senior Notes due 2016 (the “Fixed Rated Notes”) issued by PNA Group pursuant to that Indenture dated as of August 15, 2006, and any and all of the $170 million Senior Floating Rate Toggle Notes due 2013 (“Floating Rate Notes”) issued by PNA Intermediate pursuant to that Indenture dated February 12, 2007 (collectively, the Fixed Rate Notes and the Floating Rate Notes are referred to as the “PNA Notes”) and a related consent solicitation to amend the Indentures with respect to the PNA Notes. On July 15, 2008, the Company announced that all of the PNA Notes had been tendered and not withdrawn. The tender offers expired on August 1, 2008. The Company accepted for payment all of the PNA Notes validly tendered and not withdrawn and settled the purchase of the PNA Notes pursuant to these tender offers on August 4, 2008. The total amount paid to settle the purchase of the PNA Notes pursuant to the tender offers and consent solicitation, including the consent payments and accrued but unpaid interest was $489.9 million. The Company paid for the PNA Notes with funds from the Term Loan and from its existing syndicated revolving credit facility. (See Item 2.03 above.)
     Reliance received the requisite consent for the amendments to the Indentures. The amendments to the Indentures eliminated substantially all of the restrictive covenants contained in the Indentures and the PNA Notes (other than the covenants related to asset sales and change of control offers) and certain events of default. The amendments were approved by holders of more than a majority of the outstanding principal balance of both the Fixed Notes and the Floating Rates Notes and became effective upon acceptance by the Company on August 1, 2008 with respect to the Fixed Rate Notes. The Floating Rate Notes were retired and cancelled effective August 4, 2008. Following the settlement of the tender offers described above, PNA Group entered into a Fourth Supplemental Indenture dated as of August 1, 2008. Under that Fourth Supplemental Indenture, PNA Group continues to be obligated to pay the Fixed Rate Notes, but it has become an intra-company debt for the benefit of Reliance.
     The foregoing description and the description in the press release are qualified in their entirety by reference to the full text of the Offer to Purchase and Consent Solicitation Statement and the Fourth Supplemental Indenture.
Item 9.01 Financial Statements and Exhibits.
           (a) Financial Statements of Businesses Acquired.
(1)	Consolidated financial statements of PNA Group Holding Corporation (Successor) as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005; and

(2)	Unaudited consolidated financial statements of PNA Group Holding Corporation as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007.

(3)	Unaudited consolidated financial statements of PNA Group Holding Corporation as of June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007.
           (b)  Pro Forma Financial Information.
          The following unaudited pro forma combined financial statements combine the historical consolidated balance sheets and statements of income of Reliance and PNA, giving effect to the acquisition of PNA Group Holding using the purchase method of accounting. Certain historical balance sheet and income statement amounts of PNA Group Holding have been reclassified to conform to the financial statement presentation of Reliance. The pro forma financial information also gives effect to the exclusion of the results of operations of Travel Main Corporation (which was not acquired by Reliance as part of the acquisition of PNA Group Holding, and which owns certain real property that is leased to the operating subsidiaries of PNA Group Holding). The pro forma financial information does not give effect, however, to the inclusion of the results of operations of Precision Flamecutting & Steel, L.P. (“Precision”) and Sugar Steel Corporation (“Sugar”) (and its affiliate), businesses which PNA Group Holding acquired through its subsidiary PNA Group. Inc. in December 2007 and March 2008, respectively, for periods prior to the acquisition of such businesses. Unaudited net sales of Precision and Sugar were approximately $54.5 million and $104.7 million, respectively for the year ended December 31, 2007. Furthermore, no effect has been given in the unaudited pro forma combined statements of income for operating benefits that may be realized through the combination of the entities including certain non-recurring expenses related to a compensation plan that was terminated as part of the acquisition, management fees paid to Platinum Equity, an affiliate of the sellers, and certain other non-recurring executive compensation and other corporate costs that Reliance does not expect to incur after completing the acquisition of PNA Group Holding.

          The unaudited pro forma combined balance sheet as of June 30, 2008 gives effect to the acquisition of PNA Group Holding as if it had occurred on June 30, 2008. The unaudited pro forma combined statements of income assume the acquisition of PNA Group Holding was effected on January 1, 2008 and January 1, 2007 for the pro forma statements of income for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively.
          The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Reliance that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Reliance at any future date or the consolidated results of operations of Reliance for any future period.
          The acquisition of PNA Group Holding is being accounted for using the purchase method of accounting. The pro forma information presented, including allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed. As we complete the valuation of the assets acquired and liabilities assumed in accordance with purchase accounting rules, the actual adjustments may differ from the pro forma adjustments, and the differences may be material.
          The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information of Reliance included in its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2008, respectively, and the financial statements of PNA Group Holding included in Exhibits 99.3 and 99.4 of this Amendment.

RELIANCE STEEL & ALUMINUM CO.
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2008
(In thousands)

			Pro Forma Adjustments
		PNA Group	Less, Assets and	Other Pro
	Reliance Steel &	Holding	Liabilities not	Forma		Pro Forma
	Aluminum Co.	Corporation	Purchased	Adjustments		Combined
			A	B
Assets
Cash and cash equivalents	$89,843	$7,646	$(3,767)	$—		$93,722
Accounts receivable, net	946,081	309,959	—	—		1,256,040
Inventories	1,106,532	513,791	—	2,237	(i)	1,622,560
Prepaids and other current assets	23,915	17,464		—		41,379

Total current assets	2,166,371	848,860	(3,767)	2,237		3,013,701

Property, plant and equipment, net	871,569	90,841	(26,606)	45,000	(ii)	980,804

Goodwill	890,727	32,454	—	224,238	(iii)	1,147,419
Intangible assets, net	464,312	30,048		287,855	(iv)	782,215
Other assets	80,274	29,537	(7,280)	(15,022	)(v)	87,509

Total assets	$4,473,253	$1,031,740	(37,653)	$544,308		$6,011,648

Liabilities & Shareholders’ Equity
Accounts payable	$486,630	$213,022	$(514)	$—		$699,138
Accrued expenses	248,507	56,118	—	42,450	(vi)	347,075
Income taxes payable	26,064	18,041	—	(28,603	)(vii)	15,502
Deferred income taxes	23,143	—	—	—		23,143
Current maturities of long-term debt	45,522	—	—	—		45,522
Current maturities of capital lease obligations	631	—	—	—		631

Total current liabilities	830,497	287,181	(514)	13,847		1,131,011

Long-term debt	1,105,386	772,318	(47,775)	380,674	(viii)	2,210,603
Capital lease obligations	4,179	—	—			4,179
Other long-term liabilities	67,129	3,232	—			70,361
Deferred income taxes	199,358	6,746	—	120,777	(ix)	326,881
Minority interest	1,771	1,909	—			3,680

Total shareholders’ equity (deficit)	2,264,933	(39,646)	10,636	29,010	(x)	2,264,933

Total liabilities and shareholders’ equity	$4,473,253	$1,031,740	$(37,653)	$544,308		$6,011,648

RELIANCE STEEL & ALUMINUM CO.
Notes to Unaudited Pro Forma Combined Balance Sheet
A.	Assets and Liabilities not Purchased by Reliance

This pro forma adjustment is to adjust the historical PNA Group Holding financial statements for the distribution of Travel Main Corporation (“Travel Main”), an entity not purchased by Reliance as part of the acquisition of PNA Group Holding. Travel Main owns certain real property that is leased to various subsidiaries of PNA Group Holding and is controlled by the former stockholders of PNA Group Holding. Prior to the closing of the acquisition of PNA Group Holding, Travel Main was distributed to a newly-created entity controlled by the former stockholders of PNA Group Holding. The operating leases between the subsidiaries of PNA Group Holding and Travel Main remain in place after the acquisition of PNA Group Holding. Reliance does not expect to be required to consolidate Travel Main going forward, and therefore Reliance has eliminated Travel Main’s assets and liabilities and the results of Travel Main’s operations and Reliance has included the income statement effects of the operating leases in the pro forma financial statements.

B.	All Other Pro Forma Adjustments

(i) Inventories

Represents the pro forma adjustment to record inventories at fair market value based on current estimates.

(ii) Property, Plant, & Equipment

Represents the pro forma adjustment to record the estimated fair values of PNA Group Holding’s real and personal property based upon preliminary estimates. The values of these assets are subject to adjustment upon completion of our valuations.

(iii) Goodwill

The estimated total purchase price of the acquisition is based on a price of $323.4 million for all of the outstanding shares of PNA Group Holding, inclusive of acquisition costs, and the repayment or refinancing by Reliance of PNA Group Holding’s outstanding debt of approximately $725.0 million, as well as related tender offer premium payments of approximately $54.8 million. The total transaction value of approximately $1.10 billion, which includes the purchase price for the outstanding PNA Group Holding shares, the repayment or refinancing of PNA Group Holding’s outstanding debt inclusive of tender offer premium payments, and acquisition costs, was allocated to PNA Group Holding ‘s assets and liabilities on a fair value basis and resulted in estimated goodwill of approximately $256.7 million.

(iv) Identifiable intangible assets

Represents the pro forma adjustments to record the estimated fair values of PNA Group Holding’s identifiable intangible assets relating to trade names, certain customer relationships or other intangible assets acquired as a result of the acquisition based upon preliminary estimates. The fair values of these assets are subject to adjustments upon completion of our valuations.

(v) Other assets

Represents the pro forma adjustments to write off PNA Group Holding’s unamortized deferred financing costs of $15.0 million.

(vi) Accrued expenses

Represents the pro forma adjustment of $38.1 million to reflect amounts becoming due and payable to certain employees of PNA Group Holding under the change of control provisions of an existing compensation plan as well as a holdback amount of $4.4 million with respect to a previously completed acquisition by PNA Group Holding that also became due and payable upon change of control.

(vii) Income taxes payable

The pro forma adjustments to income taxes payable are related to the following three items; 1) tax effect of the transfer of the Travel Main entity prior to the acquisition of PNA Group Holding by way of a distribution to a newly created entity by the stockholders of PNA Group Holding, in a taxable transaction giving rise to a tax liability estimated at approximately $7.9 million, 2) tax benefit in the amount of $14.4 million with the respect to the amounts becoming due and payable under a compensation plan discussed in Note (vi) Accrued expenses, above, and 3) tax benefit in the amount $22.1 million with respect to the tender offer premium payments of approximately $54.8 million.

(viii) Long-Term Debt

Represents the pro forma adjustment to the outstanding PNA Notes to reflect their repurchase value pursuant to the tender offers as well as the net incremental borrowings incurred by Reliance to finance the acquisition.

(ix) Deferred Income Taxes

The deferred tax liability represents the pro forma adjustment for the additional book/tax differences created from the allocation of purchase price to the fair values of the PNA Group Holding acquired assets and assumed liabilities. These estimates are based on the estimated prospective statutory tax rate of approximately 38% for the combined company and could change based on changes in the applicable tax rates and finalization of the combined company’s tax position as well as based on changes in the allocation of the purchase price among the acquired assets and liabilities assumed.

(x) Shareholders’ Equity

Represents the pro forma adjustments to eliminate the historical stockholders’ equity of PNA Group Holding.

Reliance Steel & Aluminum Co.
Unaudited Pro Forma Combined Statement of Income
For the Six Months Ended June 30, 2008
(In thousands, except share and per share amounts)

			Pro Forma Adjustments
			Less,
	Reliance Steel	PNA Group	Assets and	Other Pro
	& Aluminum	Holding	Liabilities not	Forma		Pro Forma
	Co.	Corporation	Purchased	Adjustments		Combined
			A	B
Net sales	$4,003,238	$1,114,182	$—	$—		$5,117,420

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	2,923,952	865,696	—	—		3,789,648
Warehouse, delivery, selling, general and administrative	579,274	112,959	(3,079)	—		695,312
Depreciation and amortization	42,810	8,342	286	6,700	(i)	57,566

Operating income	457,202	127,185	2,793	(6,700)		574,894

Interest expense	(32,774)	(33,279)	(1,643)	8,069	(ii)	(56,341)
Other income (expense), net	(886)	782	—	—		(104)

Income before minority interest and income taxes	423,542	94,688	1,150	1,369		518,449
Minority interest	(73)	(1,749)	—	—		(1,822)

Income from continuing operations before income taxes	423,469	92,939	1,150	1,369		516,627

Provision for income taxes	159,478	34,901	435	934	(iii)	194,878

Net income	$263,991	$58,038	$715	$435		$321,749

Income from continuing operations — diluted	$3.58					$4.37

Weighted average shares outstanding — diluted	73,651,222					73,651,222

Income from continuing operations — basic	$3.62					$4.41

Weighted average shares outstanding — basic	72,936,666					72,936,666

Reliance Steel & Aluminum Co.
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2007
(In thousands, except share and per share amounts)

			Pro Forma Adjustments
			Less,
	Reliance Steel	PNA Group	Assets and	Other Pro
	& Aluminum	Holding	Liabilities not	Forma		Pro Forma
	Co.	Corporation	Purchased	Adjustments		Combined
			A	B
Net sales	$7,255,679	$1,632,469	$—	$—		$8,888,148

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	5,418,161	1,353,843	—	—		6,772,004
Warehouse, delivery, selling, general and administrative	1,034,139	178,536	(5,890)	—		1,218,565
Depreciation and amortization	79,873	11,553	573	8,450	(i)	99,303

Operating income	723,506	88,537	5,317	(8,450)		798,276

Interest expense	(78,710)	(63,135)	(3,334)	12,667	(ii)	(125,844)
Other income (expense), net	9,931	2,558	—	—		12,489

Income before minority interest and income taxes	654,727	27,960	1,983	4,217		684,921
Minority interest	(334)	(2,374)	—	—		(2,708)

Income from continuing operations before income taxes	654,393	25,586	1,983	4,217		682,213
Provision for income taxes	246,438	12,309	1,089	(648	)(iii)	257,010

Net income	$407,955	$13,277	$894	$4,865		$425,203

Income from continuing operations — diluted	$5.36					$5.59

Weighted average shares outstanding — diluted	76,064,616					76,064,616

Income from continuing operations — basic	$5.39					$5.62

Weighted average shares outstanding — basic	75,622,799					75,622,799

RELIANCE STEEL & ALUMINUM CO.
NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENTS OF INCOME
A.	Assets and Liabilities Not Purchased by Reliance

This pro forma adjustment is to adjust the PNA Group Holding financial statements for the distribution of Travel Main Corporation (“Travel Main”), an entity not purchased by Reliance as part of the acquisition of PNA Group Holding. Travel Main owns certain real property that is leased to various PNA Group Holding subsidiaries and is controlled by the stockholders of PNA Group Holding. Prior to the closing of the acquisition of PNA Group Holding Travel Main was distributed to a newly-created entity controlled by the stockholders of PNA Group Holding. The operating leases between the PNA Group Holding entities and Travel Main remain in place after the acquisition of PNA Group Holding. Reliance does not expect to be required to consolidate Travel Main going forward, and therefore Reliance has eliminated Travel Main’s assets, liabilities and the results of Travel Main’s operations and Reliance has included the income statement effects of the operating leases in the pro forma financial statements.

B.	Other Pro Forma Adjustments

(i) Depreciation and Amortization Expense

To reflect the pro forma effect on depreciation and amortization expense of the write-up of PNA Group Holding’s property, plant and equipment and identifiable intangible assets to their estimated fair market values at the date of the acquisition. The amount of this adjustment may change as the values of the underlying asset valuations are finalized.

(ii) Interest Expense

Represents the pro forma adjustment for the elimination of interest expense related to all of the approximately $725.0 million of outstanding PNA Group Holding debt and the addition of the interest expense related to approximately $1.10 billion of new debt incurred by Reliance in connection with the acquisition of PNA Group Holding and the related repayment or refinancing of all of PNA Group Holding’s debt, comprised of a $500.0 million term loan and $596.2 million of borrowings under our existing revolving credit facility. For the purposes of the pro forma statements of income, we have assumed an interest rate of 5.34%, based on LIBOR plus 2.25%, in respect of the new term loan, and an interest rate of 3.03%, based on LIBOR plus 0.55%, in respect of the existing revolving credit facility. A change of 0.125% in the applicable interest rates on the borrowings under the term loan and the revolving credit facility would result in a change of $1.4 million in our interest expense on an annual basis. These pro forma adjustments reflect a reduction in interest expense of approximately $8.1 million and $12.7 million for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively, primarily due to Reliance’s overall lower cost of borrowings.

(iii) Income Tax Provision

To reflect the pro forma effect on consolidated income tax expense of the above adjustments, determined based on an estimated prospective effective tax rate of 37.7% for the combined company. This estimate could change based on changes in the applicable tax rates and finalization of the combined company’s tax position.

(c)	Exhibits.

Exhibit No.	Description

4.1	Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp., collectively as Borrowers, and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein. (1)

4.2	First Amendment to Amended and Restated Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp., collectively as Borrowers, and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein. (2)

4.3	Fourth Supplemental Indenture, dated August 1, 2008 by and among The Bank of New York Mellon, as Trustee, and PNA Group, Inc. and the subsidiaries of PNA Group, Inc. that are guarantors with respect thereto. (3)

99.1	Press Release dated August 4, 2008. (4)

99.2	Offer to Purchase and Consent Solicitation Statement dated July 1, 2008. (5)

99.3	The consolidated financial statements of PNA Group Holding Corporation (Successor) as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005 and the unaudited consolidated financial statements of PNA Group Holding Corporation as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007. (6)

99.4	The unaudited consolidated financial statements of PNA Group Holding Corporation as of June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007.

(1)	Incorporated by reference from Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(2)	Incorporated by reference from Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated July 31, 2008.

(3)	Incorporated by reference from Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(4)	Incorporated by reference from Exhibit 99.1 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(5)	Incorporated by reference from Exhibit 99.2 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(6)	Incorporated by reference from Exhibit 99.1 to Registrant’s Current Report on Form 8-K, dated July 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: October 14, 2008	By	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K/A
INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp., collectively as Borrowers, and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein. (1)

4.2	First Amendment to Amended and Restated Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp., collectively as Borrowers, and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein. (2)

4.3	Fourth Supplemental Indenture, dated August 1, 2008 by and among The Bank of New York Mellon, as Trustee, and PNA Group, Inc. and the subsidiaries of PNA Group, Inc. that are guarantors with respect thereto. (3)

99.1	Press Release dated August 4, 2008. (4)

99.2	Offer to Purchase and Consent Solicitation Statement dated July 1, 2008. (5)

99.3	The consolidated financial statements of PNA Group Holding Corporation (Successor) as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005 and the unaudited consolidated financial statements of PNA Group Holding Corporation as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007. (6)

99.4	The unaudited consolidated financial statements of PNA Group Holding Corporation as of June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007.

(1)	Incorporated by reference from Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(2)	Incorporated by reference from Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated July 31, 2008.

(3)	Incorporated by reference from Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(4)	Incorporated by reference from Exhibit 99.1 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(5)	Incorporated by reference from Exhibit 99.2 to Registrant’s Current Report on Form 8-K, dated July 31, 2008.

(6)	Incorporated by reference from Exhibit 99.1 to Registrant’s Current Report on Form 8-K, dated July 17, 2008